SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Reports on Form 8-K filed on May 16, 2022 and June 3, 2022 (the “Prior 8-Ks”), KULR Technology Group, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville” or “YA”), pursuant to which, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of its shares of common stock, par value $0.0001 per share (“Common Stock”). On September 23, 2022, the Company entered into the Supplemental Agreement to the SEPA (the “Supplemental Agreement”) with Yorkville, pursuant to which Yorkville committed to advance up to $50,000,000 against future purchases of shares of Common Stock under the SEPA. Under the Supplemental Agreement, the Company received an initial pre-paid advance in the principal amount of $15,000,000 on September 23, 2022 (the “First Advance”) and a second pre-paid advance in the principal amount of $2,000,000 on March 10, 2023 (the “Second Advance,” and collectively, with the First Advance, the “Advances”).

On August 30, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with YA and Yorkville Advisors Global, L.P (collectively “Yorkville Advisors”), which amends and replaces the letter agreement entered into by the same parties on August 16, 2023, and is intended to supplement and modify the Supplemental Agreement. As of the date of the Letter Agreement, there was $7,150,000 principal along with accrued and unpaid interest thereon outstanding.

Pursuant to the Letter Agreement and if the Company is successful in receiving gross proceeds of $15,000,000 or more in an offering conducted by the Company, it shall pay the entire outstanding principal amount together with accrued interest thereon, as well as a 5% cash payment premium on the principal amount outstanding to YA and, upon such payment, the Supplemental Agreement and the SEPA, as amended on June 3, 2022, shall both automatically terminate. However, if the Company raises less than $15,000,000 in an offering conducted by it, the Company shall make the following payments: (i) an initial payment of $1,500,000 together with accrued interest thereon as well as a 5% cash payment premium in respect of such principal amount to YA on or before September 22, 2023 or the date of the closing of any financing conducted by the Company (the “September Payment”); (ii) on or before November 30, 2023, $1,500,000 in principal amount together with accrued interest thereon as well as a 5% cash payment premium in respect of such principal amount (the “November Payment”); (iii) on or before December 31, 2023, $2,000,000 in principal amount together with accrued interest thereon as well as a 5% cash payment premium in respect of such principal amount (“December Payment”); and (iv) on or before January 31, 2024, the remaining principal amount of the Advances together with accrued interest thereon as well as a 5% cash payment premium in respect of such principal amount (the “January Payment”).

Except as set forth in the Letter Agreement, Yorkville shall not submit Investor Notices prior to December 1, 2023. Thereafter, during the calendar month of December, 2023, Yorkville shall have the option to request Advances of no more than $1,383,333 in principal amount of Advances, which amount shall be decreased by any amount of the November Payment actually paid. Thereafter, during the calendar month of January, 2024, Yorkville shall have the option to request Advances of no more than $1,383,333 in principal amount of Advances, which amount shall be decreased by any amount of the December Payment actually paid. Thereafter Yorkville shall have the option to request Advances of no more than $1,383,333 in principal amount of Advances per month, which amount shall be decreased by any amount of the January Payment or other repayments actually paid. The limitations agreed to by Yorkville pursuant to the Letter Agreement shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, including failure to make any Repayment, and (ii) with respect to any Investor Notice requesting an Advance utilizing a price per share equal to the Fixed Price (which, for the avoidance of doubt, is $1.7677). The foregoing limitations in this subsection may be waived with the prior written consent of the Company. The Company’s failure to pay to Yorkville any amount set forth above, which is not cured within the applicable cure period set forth in the Supplemental Agreement, shall constitute an Event of Default (as defined in the Supplemental Agreement). In addition, in the event the Company fails to pay any amount of a Repayment when and as due as set forth in the Letter Agreement, which is not cured within the applicable cure period, the Company agreed (i) that the Floor Price (as defined in the SEPA) shall be reduced to a price equal to 80% of the closing price on the date the Company failed to pay any amount of a Repayment (but in no event less than $0.20); and (ii) if the number of shares under the Exchange Cap (as defined in the SEPA) is depleted to below 5,000,000 shares of common stock, to immediately initiate procedures to seek shareholder approval to issue shares of common stock, if needed, in excess of the Exchange Cap.

The foregoing is a summary description of certain terms of the Letter Agreement. For a full description of all terms, please refer to the Letter Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 30, 2023, KULR Technology Group, Inc. (the “Company”) issued a press release announcing certain provisions of the Letter Agreement.

A copy of the above-mentioned press release is attached herewith as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Letter Agreement, dated as of August 30, 2023 by and between KULR Technology Group, Inc., YA II PN, LTD, as well as Yorkville Advisors Global, L.P.
99.1	Press Release dated August 30, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: August 30, 2023	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer